Exhibit 10.4

FORM OF SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into on [●], 2024, by and between Lilium N.V., a Dutch public limited liability company (naamloze vennootschap) (“Lilium”), and each Investor identified on the signature pages hereto (each an “Investor” and collectively the “Investors”).

WHEREAS, Lilium and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) and/or Regulation S of the Securities Act of 1933, as amended (the “Securities Act”).

WHEREAS, each Investor wishes to purchase, and Lilium wishes to sell, upon the terms and conditions stated in this Agreement, (i) such number of Lilium’s ordinary shares A, with a nominal value of €0.01 per share (the “Class A Ordinary Shares”) which, in the aggregate, is equivalent to (x) the dollar amount set forth opposite such Investor’s name on Exhibit A hereto divided by (y) the Per Share Purchase Price (as defined below) (as adjusted pursuant to Section 1 hereof) (the aggregate number of Class A Ordinary Shares issued hereunder shall be referred to as the “Shares”) and (ii) a warrant to acquire one (1) Class A Ordinary Share for each Share purchased by such Investor hereunder (collectively, the “Warrants” and as exercised, the “Warrant Shares”), in substantially the form attached hereto as Exhibit B. The Shares, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities”. This Agreement, the Warrants and any other documents or agreements executed and delivered to the Investors in connection with the transactions contemplated hereunder are herein referred to as the “Transaction Documents”.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, Lilium and each Investor, severally and not jointly, acknowledges and agrees as follows:

1.            Purchase and Sale. At Closing (as defined below), each Investor hereby agrees to purchase from Lilium, and Lilium agrees to issue and sell to such Investor, such number of Shares which, in the aggregate, is equivalent to (x) the dollar amount set forth opposite such Investor’s name on Exhibit A hereto divided by (y) $1.05 (such price, the “Per Share Purchase Price”), on the terms and subject to the conditions provided for herein (provided, however, that if such dollar amount described in clause (x) above would result in the issuance of a fraction of a Class A Ordinary Share, the number of Class A Ordinary Shares issuable to the Investor pursuant to Section 2(a) shall be rounded down to the nearest whole Class A Ordinary Share and the aggregate Per Share Purchase Price payable by the Investor to Lilium pursuant to Section 2(a) shall be net of the dollar amount associated with such fractional Class A Ordinary Share). At the Closing, upon the terms set forth herein, together with its purchase of Shares, each Investor shall also receive a Warrant, for no additional consideration, exercisable for such number of Warrant Shares equal to one (1) Class A Ordinary Share for each Share purchased by such Investor hereunder at a price per Warrant Share of $1.50. The Warrant shall be exercisable from the date upon which Lilium shall have instructed the relevant warrant agent that Lilium’s general meeting has resolved to grant the shareholder approval necessary to authorize Class A Ordinary Shares sufficient for the full exercise of the Warrants (such shareholder approval, the “Additional Authorization”) and, thereafter, prior to the date specified in the form attached hereto as Exhibit B.

2.            Closing.

(a)           The initial closing of the sale of the Shares and Warrants contemplated hereby (the “Closing”) shall occur on May 31, 2024 for all Investors except Earlybird Growth Opportunities Fund V GmbH & Co. KG and Aceville Pte. Limited for whom a subsequent Closing shall occur on June 28, 2024 (as applicable to each Investor, the “Closing Date”), or on such later date on which the conditions set forth in Section 3 of this Agreement have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions (other than those conditions set forth in Section 3 of this Agreement that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver by the party or parties entitled to the benefit of such conditions, of such conditions at the Closing); provided, however, solely to the extent the Existing Authorizations (as defined below) and the New Authorization (as defined below), taken together, are insufficient to issue the Shares to be purchased by Investors hereunder, Lilium may provide notice to such Investor, no later than 5:30 p.m. Eastern Daylight Time on May 30, 2024, that, subject to the following sentence, the closing of the issuance and sale of Securities to such Investor as contemplated hereby, or a portion thereof, will occur on or before the fifth (5th) business day following the date on which the general meeting of Lilium shareholders has granted an authorization to Lilium’s board of directors sufficient to issue such Shares (and to exclude or restrict pre-emptive rights in relation to such issuances) (the “Supplemental Authorization”) (provided that Lilium shall send written notice to such Investor on the day that such authorization by the general meeting of Lilium’s shareholders to Lilium’s board of directors to issue the Shares (and exclude the pre-emptive rights in relation to the issuance) is obtained), or such earlier date as may be agreed by the relevant Investor and Lilium, but in no event later than July 30, 2024 (any such delayed closing, the “Delayed Closing,” and the date on which any such delayed closing occurs, the “Delayed Closing Date”). For the avoidance of doubt, any such Delayed Closing pursuant to the immediately preceding sentence shall be at Lilium’s option, and the Securities subject to such Delayed Closing shall be determined pro rata in a proportion to the total Securities to be purchased by such Investor as listed on Exhibit A hereto compared to the total securities to be purchased by the Investors pursuant to this Agreement (up to 100% of the Securities to be purchased hereunder); provided that, Lilium and certain Investors may mutually agree to a Delayed Closing with respect to such Investors’ Securities in any amount greater than would otherwise be the case in the event of a pro rata determination. In addition, each of such Investors may provide written notice, no later than May 27, 2024, that the closing of the sale of such Investor’s Securities, or a portion thereof, contemplated hereby will occur on a date that is not later than three (3) trading days after the initial Closing Date, provided that this right is only available in connection with the closing and issuance and sale of any Securities that are not subject to any Delayed Closing (in such event, the term Closing as it applies to such Investor will be the date on which such Investor funds in accordance with such notice). At the Closing or Delayed Closing, as applicable, each Investor shall (or shall cause one of its Affiliates to) deliver to Lilium via wire transfer of U.S. dollars in immediately available funds equal to the portion of the total purchase price set forth opposite such Investor’s name on Exhibit A hereto that is applicable to the Securities to be purchased at such Closing or Delayed Closing, as applicable (and as adjusted pursuant to the proviso in Section 1), in accordance with wire instructions provided by Lilium to the Investors at least one (1) business day prior to the Closing Date, and Lilium shall deliver to each Investor its respective Securities, determined in accordance with Section 1, free and clear of all restrictive and other legends (except as expressly provided in this Agreement), deliverable at the Closing on the Closing Date (or at the Delayed Closing on the Delayed Closing Date, as applicable), in accordance with Section 2(c) of this Agreement. The Closing shall occur at 10:00 a.m. (New York City time) on the Closing Date remotely via the exchange of documents and signatures, or such other time and location as the parties shall mutually agree. Any Delayed Closing shall occur at 10:00 a.m. (New York City time) on the Delayed Closing Date remotely via the exchange of documents and signatures, or such other time and location as the parties shall mutually agree. To the extent that any Closing is delayed pursuant to this Section 2(a), unless the context otherwise requires, the terms “Closing” and “Closing Date” with respect to each such Investor subject to a Delayed Closing shall refer to such Delayed Closing and the date of such Delayed Closing, respectively.

“Existing Authorizations” is defined as the existing authorizations granted by the general meeting of Lilium shareholders to Lilium’s board of directors to issue shares in Lilium’s capital and to exclude or restrict pre-emptive rights in relation to such issuances. The “New Authorization” refers to any authorization granted by the general meeting of Lilium shareholders expected to be held on May 30, 2024 to Lilium’s board of directors to issue shares in Lilium’s capital and to exclude or restrict pre-emptive rights in relation to such issuances.

(b)           In connection with the Closing (and prior to issuance of the Shares), Lilium will obtain from an EU licensed bank (or a branch thereof) a statement confirming that the EUR equivalent of the U.S. dollar amount of the aggregate Per Share Purchase Price (as adjusted pursuant to Section 1) paid by the Investor is at least equal to the aggregate nominal value in EUR of all Shares issued to such Investor.

(c)           At the Closing, Lilium will deliver or cause to be delivered to each Investor evidence of book-entry positions representing the Shares purchased by such Investor, registered in such Investor’s name as well as a Warrant, registered in the Investor’s name, representing such number of Warrant Shares as are equivalent to the number of Shares purchased by such Investor hereunder. Such delivery shall be made against payment of the aggregate Per Share Purchase Price (as may be adjusted pursuant to Section 1) by such Investor by wire transfer of U.S. dollars in immediately available funds to Lilium in accordance with Lilium’s written wiring instructions provided to the Investors at least one (1) business day prior to the Closing Date.

3.            Closing Conditions. The respective obligations of Lilium, on the one hand, and each Investor, on the other hand, to consummate the purchase and sale of the Securities pursuant to this Agreement is subject to the following conditions:

(a)           All representations and warranties of Lilium (with respect to the obligations of the Investors) and the Investors (with respect to the obligations of Lilium) contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects); provided that (with respect to the obligations of the Investors) the representations and warranties of Lilium contained in Section 4(c) of this Agreement shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date and (with respect to the obligations of Lilium) the representations and warranties of each Investor contained in Section 5(j) of this Agreement (solely with respect to such Investor’s power and authority) shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date.

(b)           Lilium (with respect to the obligations of the Investors) and the Investors (with respect to the obligations of Lilium) shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(c)            With respect to the obligations of the Investors, the Investors shall have received (i) a certificate of the Secretary of Lilium, dated as of the Closing Date, in form and substance reasonably satisfactory to the Investors, (ii) a certificate signed by an Executive Officer of Lilium, dated as of the Closing Date, in form and substance reasonably satisfactory to the Investors, and (iii) an opinion of Freshfields Bruckhaus Deringer LLP, counsel for Lilium, dated as of the Closing Date, in a form reasonably satisfactory to the Investors.

(d)           With respect to the obligations of the Investors, no event or series of events shall have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(e)            [Reserved]

(f)            No applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule, injunction or regulation (whether temporary, preliminary or permanent) which is then in effect or has threatened any of the foregoing in writing, which has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the issuance and sale of the Shares and/or Warrants under this Agreement.

(g)           No suspension of the qualification of the Securities for offering or sale in any jurisdiction shall have occurred; and the listing and trading of the Class A Ordinary Shares on the Nasdaq Global Select Market (“Nasdaq”) shall not have been suspended, nor shall any suspension have been threatened.

(h)           In the event of a Delayed Closing at Lilium’s option pursuant to Section 2(a), for all or a portion of the Securities intended to be issued to each of the applicable Investors, Lilium shall have received the Supplemental Authorization to issue the Shares subject to such Delayed Closing.

For the purposes of this Agreement, to the extent that any Closing is delayed pursuant to Section 2(a), unless the context otherwise requires, the term “Closing Date” with respect to each such Closing shall refer to the date of such Delayed Closing.

4.            Lilium Representations and Warranties. Lilium represents and warrants to each Investor, as of the date hereof and as of the applicable Closing Date, that:

(a)            Lilium and each of its subsidiaries (each a “Subsidiary” and together, “Subsidiaries”) is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (except where the failure to be in good standing could not have or reasonably be expected to result in a Material Adverse Effect as defined below), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither Lilium nor any Subsidiary is in violation or default of any of the provisions of its respective charter or by-laws or similar organizational documents (collectively, “Organizational Documents”). Each of Lilium and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the business, financial condition or results of operations of Lilium and its Subsidiaries, taken as a whole, or on the ability of Lilium to enter into and perform its obligations hereunder (a “Material Adverse Effect”) or (ii) a material adverse effect on the performance by Lilium of its obligations under this Agreement or the consummation of any of the transactions contemplated hereby, and no action, lawsuit, complaint, claim, petition, suit, audit, examination, assessment, arbitration, mediation or inquiry, or any proceeding or investigation, by or before any governmental authority has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)           Subject to obtaining the New Authorization or, if applicable, the Supplemental Authorization, the Shares are duly authorized and, when issued and delivered to each Investor against full payment therefor in accordance with the terms of this Agreement, the Shares will be validly issued, fully paid and non-assessable and free from all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances with respect to the issue thereof. Subject to obtaining the New Authorization or, if applicable, the Supplemental Authorization, the Warrants have been duly authorized and, when executed and delivered by Lilium in accordance with this Agreement, will constitute valid and legally binding agreements of Lilium enforceable against Lilium in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, “Bankruptcy Laws”). Subject to obtaining the Additional Authorization, the Warrant Shares to be issued by Lilium upon exercise of the Warrants, as provided therein, have been duly authorized and, when issued and delivered upon payment of the exercise price as provided under the Warrant, will be duly and validly issued, fully paid and non-assessable and free from all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances with respect to the issue thereof.

(c)            Subject to obtaining the New Authorization, the Supplemental Authorization (if applicable) and the Additional Authorization, Lilium has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Warrants and to issue the Shares and the Warrants in accordance with the terms of this Agreement. Subject to obtaining the New Authorization, the Supplemental Authorization (if applicable) and the Additional Authorization, and approvals of Lilium’s board of directors or a committee thereof as may be required in connection with any issuance and sale of Securities to each Investor hereunder (which approvals shall be obtained prior to the delivery of any Securities), the execution, delivery and performance by Lilium of this Agreement and the Warrants and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of Lilium, its board of directors or its shareholders is required. This Agreement and the Warrants have been (or upon delivery will have been) duly executed and delivered by Lilium and constitute a valid and binding obligation of Lilium enforceable against Lilium in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws.

(d)           Subject to obtaining the New Authorization, the Supplemental Authorization (if applicable) and the Additional Authorization, the execution, delivery and performance by Lilium of this Agreement and the Warrants and the consummation by Lilium of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of any provision of Lilium’s Organizational Documents, (ii) result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any contract, agreement or plan which would be required to be filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to an annual report on Form 20-F, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which Lilium or any of its Subsidiaries is a party or is bound, (iii) create or impose a lien, charge or encumbrance on any property or assets of Lilium or any of its Subsidiaries under any agreement or any commitment to which Lilium or any of its Subsidiaries is a party or by which Lilium or any of its Subsidiaries is bound or to which any of their respective properties or assets is subject, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to Lilium or any of its Subsidiaries or by which any property or asset of Lilium or any of its Subsidiaries are bound or affected, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(e)            Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, Lilium is not required under any federal, state, local or foreign law, rule or regulation to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental agency (including, without limitation, Nasdaq) in order for it to execute, deliver or perform any of its obligations under this Agreement or the Warrants or to issue the Securities to each Investor in accordance with the terms hereof (other than such consents, authorizations, orders, filings or registrations as have been, or will be, obtained or made prior to the Closing Date); provided, however, that, for purposes of the representation made in this sentence, Lilium is assuming and relying upon the accuracy of the representations and warranties of each Investor in this Agreement and the compliance by it with its covenants and agreements contained in this Agreement.

(f)            Assuming the accuracy of each Investor’s representations and warranties set forth in Section 5 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Securities to the Investors or the purchase of the Securities by each Investor.

(g)           Neither Lilium nor any person acting on its behalf has offered or sold the Securities by any form of general solicitation or general advertising in violation of the Securities Act.

(h)           Subject to, and in reliance on, the representations, warranties and covenants made herein by each Investor, the offer and sale of the Securities by Lilium to each Investor in accordance with the terms and conditions of this Agreement is exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) or Regulation S.

(i)             Neither Lilium, nor any of its Subsidiaries or affiliates (as such term is defined in Rule 405 of the Securities Act) (“Affiliates” and each an “Affiliate”), nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) or directed selling efforts (within the meaning of Regulation S) in connection with the offer or sale of the Securities, nor will they engage in any directed selling efforts in the forty (40) days following Closing.

(j)             Except as contemplated by Section 7 of this Agreement, neither Lilium nor any of its Affiliates, nor any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the offer, issuance and sale by Lilium to any Investor of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise. None of Lilium, its Subsidiaries, their Affiliates nor any person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the offer, issuance and sale by Lilium to an Investor of any of the Securities under the Securities Act or cause the offering of any of the Securities (or such Class A Ordinary Shares or warrants to purchase any Class A Ordinary Shares) to be integrated with any other offering of securities of Lilium.

(k)            Lilium has filed or furnished, as applicable, in a timely manner all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act (the “SEC Reports”), including those required by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, as required for resales by the Investors pursuant to Rule 144. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and, as of the latest time they were filed, amended, or superseded, as applicable, none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As used in this Section 4(k), the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC. There are no material outstanding or unresolved comments in comments letters from the staff of the SEC with respect to any of the SEC Reports.

(l)             The financial statements and the related notes thereto, included in the SEC Reports, complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act in effect as of the time of filing and present fairly in all material respects the financial condition and position of Lilium and its consolidated subsidiaries as of and for the dates shown and its results of operations, cash flows and changes in stockholders’ equity for the periods shown, and such consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (the “IFRS”), as issued by the International Accounting Standards Board and the related interpretations issued by the IFRS Interpretations Committee and applied on a consistent basis throughout the periods covered thereby except for any normal audit adjustments in Lilium’s financial statements. The other financial and statistical data with respect to Lilium contained in the SEC Reports are accurately and fairly presented and prepared on a basis consistent with the audited financial statements included in the SEC Reports and books and records of Lilium; there are no financial statements (historical or pro forma) that are required to be included in the SEC Reports that are not included. All disclosures contained in the SEC Reports, if any, regarding “non-IFRS financial measures” (as such term is defined by the rules and regulations of the SEC) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. Lilium does not have any material liabilities or obligations, direct or contingent, not described in the SEC Reports, which are required to be described in the SEC Reports.

(m)           Other than as publicly disclosed through the SEC Reports, as of the date hereof and as of the Delayed Closing Date (if any), there are no pending or threatened suits, claims, actions or proceedings, which if determined adversely, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the date hereof and as of the Delayed Closing Date (if any), there is no unsatisfied judgment or any open injunction binding on Lilium which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)           Lilium has neither filed any petition in bankruptcy, sought relief under any creditor relief laws, made an assignment for the benefit of creditors, nor been adjudicated insolvent or bankrupt, nor has there been filed against it an involuntary petition in bankruptcy.

(o)           There are no securities or instruments issued by Lilium or to which Lilium is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares and Warrants hereunder that have not been or will not be validly waived on or prior to the Closing Date.

(p)           As of the date hereof and as of the Delayed Closing Date (if any), Lilium has not entered into any subscription agreement, side letter or similar agreement with any other investor in connection with any private placement of securities of Lilium other than (i) this Agreement, (ii) a securities purchase agreement with BIT Global Internet Leaders SICAV-FIS on substantially similar terms to this Agreement (and, for the avoidance of doubt, on the same economic terms as this Agreement), (iii) a side letter to this Agreement with Honeywell International Inc., an entity that has also entered into certain business arrangements with Lilium, which does not alter the economic terms of this Agreement and (iv) a securities purchase agreement with Aceville Pte. Limited (an affiliate of the Company’s existing shareholder Tencent Holdings Limited) pursuant to which it will purchase and partially pre-fund a warrant to purchase Class A Ordinary Shares with an exercise price of $1.05 per share (of which, Aceville Pte. Limited will pre-fund $1.00 per Class A Ordinary Share at the related closing) and receive an accompanying Warrant to purchase a number of Class A Ordinary Shares equal to the number of Class A Ordinary Shares issuable upon exercise of the pre-funded warrant (with such Warrant being issued on terms identical to the Warrants being issued pursuant to this Agreement).

(q)           Lilium is not under any obligation to pay any broker’s fee or commission in connection with the transactions contemplated hereby, other than to Barclays Capital Inc. and Piper Sandler & Co. (the “Placement Agents”) who are serving as Placement Agents in connection with the issuance and sale of the Securities pursuant to this Agreement and whose fees shall be the sole responsibility of Lilium.

(r)            Lilium acknowledges and agrees that each Investor is acting solely in the capacity of an arm’s-length investor with respect to this Agreement and the transactions contemplated hereby, and that each Investor will rely upon the truth and accuracy of, and Lilium’s compliance with, Lilium’s representations, warranties, agreements, acknowledgements and understandings set forth herein. Lilium further acknowledges that each Investor is not acting as a financial advisor or fiduciary of Lilium (or in any similar capacity) with respect to this Agreement and the Warrants and the transactions contemplated hereby and thereby, and any advice given by any Investor or any of its representatives or agents in connection therewith is merely incidental to such Investor’s acquisition of the Securities. Lilium further represents to each Investor that Lilium’s decision to enter into this Agreement and the Warrants has been based solely on the independent evaluation of the transactions contemplated hereby and thereby by Lilium and its representatives. Lilium acknowledges and agrees that each Investor has not made and does not make any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 5 of this Agreement.

(s)            The proceeds from the sale of Securities pursuant to this Agreement will be used by Lilium for general corporate purposes.

(t)            The authorized share capital of Lilium and the shares included in that authorized share capital that are issued and outstanding were in all material respects as set forth in the SEC Reports as of the date reflected therein. All of the outstanding shares in the capital of Lilium have been duly authorized and validly issued, and are fully paid and non-assessable. Except as set forth in the SEC Reports and pursuant to this Agreement, as at the date of this Agreement there are no outstanding agreements or arrangements under which Lilium is obligated to register the sale of any securities under the Securities Act. Except as set forth in the SEC Reports, no shares included in the authorized share capital of Lilium are subject to preemptive rights, rights of first refusal or other similar rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which Lilium is or may become bound to issue additional shares in the capital of Lilium or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares in the capital of Lilium other than those issued or granted in the ordinary course of business pursuant to Lilium’s equity incentive and/or compensatory plans or arrangements.

(u)           As of the date hereof, there are (i) 507,138,877 Class A Ordinary Shares issued and outstanding and (ii) a number of warrants to purchase Class A Ordinary Shares issued and outstanding that are exercisable into the right to acquire 235,511,844 Class A Ordinary Shares (subject to adjustment pursuant to the terms thereof).

(v)            Lilium is not, and as a result of the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Securities as will be set forth in the Registration Statement (and any post-effective amendment thereto) will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(w)           Neither Lilium nor any of its Subsidiaries nor any director or officer, nor, to the knowledge of Lilium, any employee, agent, representative or Affiliate or other Person (as defined below) acting on behalf of Lilium or any of its Subsidiaries has, in the course of its actions for, or on behalf of, Lilium or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any Person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official of any federal, state or foreign office or candidate for any federal, state or foreign political office) to improperly influence official action or secure an improper advantage (to the extent acting on behalf of or providing services to Lilium); (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, authorized, requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. Lilium and its Subsidiaries and, to the knowledge of Lilium, Lilium’s Affiliates have conducted their businesses in compliance with the FCPA, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, the U.K. Bribery Act 2010 and other applicable anti-corruption, anti-money laundering and anti-bribery laws, and have instituted and maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representation and warranty contained herein. “Person” means and includes all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures, limited liability companies and other entities and governments and agencies and political subdivisions.

(x)            Neither Lilium nor any of its Subsidiaries, nor any director or officer thereof, nor, to Lilium’s knowledge, any employee, agent, Affiliate or representative of Lilium, is a Person that is, or is majority owned or controlled by a Person that is (i) the subject or target of any economic or financial sanctions or export controls imposed, administered, or enforced from time to time by the U.S. Treasury Department’s Office of Foreign Assets Control or any other agency of the US government, the United Nations Security Council, the European Union or any member state thereof, or the United Kingdom (“Sanctions”), nor (ii) located, organized or resident of the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, or Syria, or any other country (each a “Sanction Country” and collectively, “Sanction Countries”) or territory embargoed or comprehensively sanctioned by the United States, the European Union or any individual European Union member state, or the United Kingdom. Neither Lilium nor any of its Subsidiaries will, directly or knowingly indirectly, use the proceeds from the sale of Securities under this Agreement, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person (a) to fund or facilitate any activities or business of or with any Person or any Sanction Country, or (b) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering of the Securities, whether as underwriter, advisor, investor or otherwise). For the past five (5) years, neither Lilium nor any of its Subsidiaries have knowingly engaged in, or are now knowingly engaged in, any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or target of Sanctions or located, organized, or resident in a Sanction Country in material breach of Sanctions.

(y)           Lilium is a “foreign issuer” as defined in Regulation S.

5.             Investor Representations and Warranties. Each Investor severally represents and warrants, in each case as to itself only, to Lilium and the Placement Agents as third-party beneficiaries of the representations and warranties in this Section 5, as of the date hereof and the applicable Closing Date, that:

(a)            In the case of each Investor except Earlybird Growth Opportunities Fund V GmbH & Co. KG:

(i)             At the time such Investor was offered the Securities, it was, and as of the date hereof it is, and on the date on which it exercises any Warrants, it will be (i) (A) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7) or (8) of Regulation D under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A (and shall provide the requested information set forth on Schedule A), or (B) an “accredited investor” (as that term is defined in Rule 501(a) of Regulation D) (and shall provide the requested information set forth on Schedule B), (ii) is acquiring the Securities only for its own account and not for the account of others, or if such Investor is subscribing for the Securities as a fiduciary or agent for one or more investor accounts, such Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Such Investor is not an entity formed for the specific purpose of acquiring the Securities.

(ii)            Such Investor acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Securities have not been registered under the Securities Act and that Lilium is not required to register the Securities except as set forth in Section 7 of this Agreement. Such Investor acknowledges and agrees that the Securities may not be offered, resold, transferred, pledged or otherwise disposed of by such Investor absent an effective registration statement under the Securities Act except (i) to Lilium or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that any certificate(s) representing or the book-entry position evidencing the Securities shall contain a restrictive legend in substantially the following form:

“THE OFFER AND SALE OF THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF COUNSEL, IN A CUSTOMARY FORM AND REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.”

(iii)           Such Investor acknowledges and agrees that the Securities will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, such Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Securities and may be required to bear the financial risk of an investment in the Securities for an indefinite period of time. Such Investor acknowledges and agrees that the Securities will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act, and that the provisions of Rule 144(i) will apply to the Securities. Such Investor acknowledges and agrees that it has been advised to consult legal, tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Securities.

(b)            In the case of Earlybird Growth Opportunities Fund V GmbH & Co. KG:

(i)             At the time such Investor was offered the Securities, it was, and as of the date hereof it is, and on the date on which it exercises any Warrants, it will be (A) located outside the United States and (B) not a “U.S. person” as defined in Regulation S under the Securities Act.

(ii)            Such Investor acknowledges that it is acquiring the Securities in an “offshore transaction” as defined in, and in reliance on, Regulation S and is not acquiring the Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Such Investor is not an entity formed for the specific purpose of acquiring the Securities.

(iii)           Neither such Investor, nor any of its Subsidiaries or Affiliates, nor any person acting on its or their behalf, has engaged in any form of directed selling efforts (within the meaning of Regulation S) in connection with the offer or sale of the Securities, nor will they engage in any directed selling efforts in the forty (40) days following Closing.

(iv)          Such Investor acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Securities have not been registered under the Securities Act and that Lilium is not required to register the Securities except as set forth in Section 7 of this Agreement. Such Investor acknowledges and agrees that the Securities may not, for the forty (40) days following Closing, be offered, resold, transferred, pledged or otherwise disposed of by such Investor absent an effective registration statement under the Securities Act except (i) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (ii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions. Such Investor acknowledges and agrees that the Securities will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, such Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Securities and may be required to bear the financial risk of an investment in the Securities for an indefinite period of time. Such Investor acknowledges and agrees that it has been advised to consult legal, tax and accounting prior to making any offer, resale, transfer, pledge or disposition of any of the Securities.

(c)            Such Investor acknowledges and agrees that such Investor is purchasing the Securities from Lilium. Such Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to such Investor by or on behalf of Lilium, any of its respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of Lilium expressly set forth in this Agreement.

(d)           Such Investor acknowledges and agrees that such Investor has received such information as such Investor deems necessary to make an investment decision with respect to the Securities, including, with respect to Lilium and the business of Lilium and its Subsidiaries. Without limiting the generality of the foregoing, such Investor acknowledges that it has reviewed, or has an adequate opportunity to review, (i) each form, report, statement, schedule, prospectus, proxy, registration statement and other document, if any, filed by Lilium with the SEC and (ii) other materials relating to the business, finances and operations of Lilium or relating to the offer and sale of the Securities specifically requested by such Investor. Such Investor acknowledges and agrees that such Investor and such Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as such Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities.

(e)            Such Investor became aware of this offering of the Securities solely by means of direct contact between such Investor and Lilium or a representative of Lilium (including the Placement Agents), and the Securities were offered to such Investor solely by direct contact between such Investor and Lilium or a representative of Lilium. Such Investor did not become aware of this offering of the Securities, nor were the Securities offered to such Investor, by any other means. Such Investor acknowledges that the Securities (i) were not offered by any form of general solicitation, general advertising or directed selling efforts and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. Such Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Lilium, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing), other than the representations and warranties of Lilium contained in Section 4, Section 9(a) and Section 12 of this Agreement, in making its investment or decision to invest in Lilium.

(f)            Such Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities, including those set forth in Lilium’s filings with the SEC. Such Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and such Investor has sought such accounting, legal and tax advice as such Investor has considered necessary to make an informed investment decision. Such Investor acknowledges that it shall be responsible for any of such Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Agreement, and that Lilium has not provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Agreement.

(g)           Alone, or together with any professional advisor(s), such Investor has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for such Investor and that such Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of such Investor’s investment in Lilium. Such Investor acknowledges specifically that a possibility of total loss exists.

(h)           Without limiting the generality of the foregoing, such Investor has not relied on any statements or other information provided by or on behalf of any of the Placement Agents or any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing concerning Lilium, this Agreement or the transactions contemplated hereby, the Securities or the offer and sale of the Securities. Without limitation of the foregoing, such Investor hereby further acknowledges and agrees that (i) the Placement Agents are acting solely as placement agents in connection with the transactions contemplated hereby and are not acting as underwriters, initial purchaser, dealer or in any other such capacity and are not and shall not be construed as a fiduciary for such Investor, Lilium or any other person or entity in connection with the transactions contemplated hereby, (ii) the Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the transactions contemplated hereby, (iii) the Placement Agents will have no responsibility with respect to (a) any representations, warranties or agreements made by any person or entity under or in connection with the transactions contemplated hereby or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) of any thereof, or (b) the financial condition, business, or any other matter concerning Lilium and the transactions contemplated hereby, and (iv) the Placement Agents shall not have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such Investor), whether in contract, tort or otherwise, to such Investor or to any person claiming through such Investor, in respect of the transactions contemplated hereby.

(i)             Such Investor acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

(j)             Such Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation (except where the failure to be in good standing could not have or reasonably be expected to result in a material adverse effect on the business, financial condition or results of operations of such Investor), and has the requisite power and authority to enter into, deliver and perform its obligations under this Agreement.

(k)            To the extent required by applicable securities legislation, regulatory policy or order, or if required by any securities commission, stock exchange or other regulatory authority with jurisdiction over Lilium, at the reasonable request of and at the sole expense of Lilium, such Investor will use commercially reasonable efforts to execute, deliver and file and otherwise assist Lilium in filing reports, questionnaires, undertakings and other documents with respect to the issue of the Securities.

(l)             The execution, delivery and performance by such Investor of this Agreement are within the powers of such Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which such Investor is a party or by which such Investor is bound, except, in each case, as would not reasonably be expected to have a material adverse effect on the ability of such Investor to enter into and timely perform its obligations under this Agreement, and will not violate any provisions of such Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of such Investor on this Agreement is genuine, and the signatory has legal competence and capacity to execute the same or the signatory has been duly authorized to execute the same, and, assuming that this Agreement constitutes the valid and binding agreement of Lilium, this Agreement constitutes a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms except as such enforceability may be limited by applicable Bankruptcy Laws.

(m)           Neither such Investor nor, to the knowledge of such Investor, any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is (i) a person that is the subject or target of Sanctions; (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons that is the subject or target of Sanctions; (iii) organized, incorporated, established, located, resident or, except to the extent disclosed by such Investor to Lilium, born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, the so-called People’s Republics of Luhansk and Donetsk in Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, or the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Such Investor represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that such Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Such Investor also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the United Nations Security Council, the European Union or any individual member state thereof, or the United Kingdom, to the extent applicable to it. Such Investor further represents that it maintains policies and procedures reasonably designed to ensure the funds held by such Investor and used to purchase the Securities were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(n)           In connection with the issue and purchase of the Securities, none of the Placement Agents nor any of their respective affiliates, has acted as such Investor’s financial advisor or fiduciary.

6.             Lock-up.

(a)            Each Investor acknowledges and agrees that it will not, without the prior written consent of Lilium, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such Investor or any affiliate of such Investor or any person in privity with such Investor or any affiliate of such Investor), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any shares of capital stock of Lilium or any securities convertible into, or exercisable or exchangeable for such capital stock (collectively, the “Lock-Up Securities”), or publicly announce an intention to effect any such transaction, for a period from the date hereof until ten (10) days after the date of this Agreement (the “Lock-Up Period”). The Securities will contain a customary legend reflecting the lock-up provisions in this Agreement.

(b)           The restrictions set forth in Section 6(a) shall not apply to:

(i)             transactions relating to sales of Class A Ordinary Shares acquired in open market transactions after the Closing, provided that (x) such sales are not required to be reported in any public report or filing with the SEC or otherwise during the Lock-Up Period and (y) such Investor does not otherwise voluntarily effect any public filing or report regarding such sales;

(ii)            transfers of Class A Ordinary Shares or other securities as a bona fide gift or for bona fide estate planning purposes or to a charitable organization or educational institution in a transaction not involving a disposition for value;

(iii)          transfers or dispositions of Class A Ordinary Shares or other securities to any member of the immediate family of such Investor or any trust for the direct or indirect benefit of such Investor or the immediate family of such Investor in a transaction not involving a disposition for value;

(iv)          transfers or dispositions of Class A Ordinary Shares or other securities to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by such Investor or the immediate family of such Investor in a transaction not involving a disposition for value;

(v)           if such Investor is a corporation, limited liability company, partnership, trust or other entity, transfers to its stockholders, members, partners or trust beneficiaries as part of a distribution (including to limited partners or stockholders of an Investor), or to any corporation, partnership or other entity that is its affiliate or an investment fund or other entity controlled or managed by an Investor;

(vi)          transfers or dispositions of Class A Ordinary Shares or other securities (x) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of such Investor upon the death of such Investor, or (y) by operation of law pursuant to a domestic order or negotiated divorce settlement;

provided that in the case of any transfer, disposition or distribution pursuant to Sections 6(b)(ii) through 6(b)(vi), each transferee, donee or distributee shall agree to lock-up provisions substantially in the form of this Section 6 unless prohibited by an order of a court; provided further, that in the case of any transfer, disposition or distribution pursuant to Sections 6(b)(i) through 6(b)(vi), no filing or public announcement under the Exchange Act or otherwise is required or voluntarily made by any party in connection with such transfer, and if any filing under Section 13 of the Exchange Act shall be legally required, such filing shall clearly indicate the nature and conditions of such transfer;

(vii)         the exercise of the Warrants, provided that the Warrant Shares received upon exercise of the Warrants shall remain subject to the terms of the lock-up provisions in this Section 6;

(viii)        transfers or dispositions of Class A Ordinary Shares or other securities to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under Sections 6(b)(i) through 6(b)(vi), provided that any such securities shall be subject to the terms of the lock-up provisions in this Section 6; and

(ix)           transfers or dispositions of Class A Ordinary Shares or such other securities pursuant to a bona fide tender offer for shares of Lilium’s capital stock, merger, consolidation or other similar transaction made to all holders of Lilium’s securities involving a Change of Control (as defined below) of Lilium (including without limitation, the entering into of any lock-up, voting or similar agreement pursuant to which such Investor may agree to transfer, sell, tender or otherwise dispose of Class A Ordinary Shares or other securities in connection with such transaction) that has been approved by the board of directors of Lilium; provided that, in the event that such Change of Control transaction is not consummated, this Section 6(b)(ix) shall not be applicable and such Investor’s securities shall remain subject to the lock-up provisions in this Section 6.

(c)            For purposes of this Section 6, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin, and “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of Lilium’s voting securities if, after such transfer, such person or group of affiliated persons would hold at least 50% of the outstanding voting securities of Lilium (or the surviving entity).

7.             Registration Rights.

(a)            Lilium agrees that, within ten (10) business days following the initial Closing Date and within twenty (20) business days following any subsequent Closing Date (such deadline, with respect to the applicable Closing Date, the “Filing Deadline”), Lilium will submit to or file with the SEC a registration statement for a shelf registration on Form F-3, or in the event that Form F-3 is not available, Lilium shall file with the SEC a shelf registration on such other form as is available to it (all such registration statements, collectively, the “Registration Statements” and each, a “Registration Statement”), covering the resale of all of the Securities acquired by each Investor pursuant to this Agreement on such Closing Date (the “Registrable Securities”) and Lilium shall use its commercially reasonable efforts to have each Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 30th calendar day (or 60th calendar day if the SEC notifies Lilium that it will “review” such Registration Statement) following the applicable Filing Deadline and (ii) the fifth (5th) business day after the date Lilium is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”); provided, however, that if such Effectiveness Deadline falls on a Saturday, Sunday, or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next business day on which the SEC is open for business; and provided further, that Lilium’s obligations to include the Registrable Securities of any Investor in a Registration Statement are contingent upon such Investor furnishing in writing to Lilium such customary information regarding such Investor or its permitted assigns, the securities of Lilium held by such Investor and the intended method of disposition of the Registrable Securities as shall be customary, required by applicable law to be included in a Registration Statement and as reasonably requested by Lilium to effect the registration of the Registrable Securities, and each Investor shall execute such documents in connection with such registration as Lilium may reasonably request that are customary of a selling stockholder in similar situations, including providing that Lilium shall be entitled to postpone and suspend the effectiveness or use of a Registration Statement, if applicable, as permitted by Section 7(c) of this Agreement. In no event shall any Investor be identified as a statutory underwriter in any Registration Statement unless specifically requested by the SEC in which case such Investor will have an opportunity to withdraw from such Registration Statement. Notwithstanding the foregoing, if the SEC prevents Lilium from including any or all of the Securities proposed to be registered under a Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities or otherwise, such Registration Statement shall register the resale of a number of Securities which is equal to the maximum number of Securities as is permitted by the SEC. In such event, the number of Securities to be registered for each selling shareholder named in a Registration Statement shall be reduced pro rata among all such selling shareholders, and Lilium will use its best efforts to file with the SEC, as promptly as allowed by the SEC, one or more registration statements to register the resale of those Registrable Securities that were not registered on such initial Registration Statement, as so amended. For as long as any Investor holds Securities, Lilium will use its best efforts to file all reports for so long as the condition in Rule 144(c)(1) (or Rule 144(i)(2), if applicable) is required to be satisfied, and provide all customary and reasonable cooperation, necessary to enable the Investors to resell the Securities pursuant to Rule 144 of the Securities Act (in each case, when Rule 144 of the Securities Act becomes available to such Investor), and will prepare and file with the SEC such amendments and supplements to each Registration Statement and each prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered thereby. Any failure by Lilium to file a Registration Statement by the applicable Filing Deadline or to effect such Registration Statement by the Effectiveness Deadline shall not otherwise relieve Lilium of its obligations to file or effect the Registration Statements as set forth above in this Section 7. For purposes of this Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York, London, England, U.K., Hong Kong Special Administrative Region of the People’s Republic of China, or China are authorized or required by law to close.

(b)            In the case of the registration effected by Lilium pursuant to this Agreement, Lilium shall, upon reasonable request, inform the Investors as to the status of such registration. At its expense Lilium shall:

(i)             except for such times as Lilium is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement pursuant to Section 7(c) of this Agreement, use its commercially reasonable efforts to keep such registration, and any required qualification, exemption or compliance under state securities laws, continuously effective with respect to the Investors, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (a) Investor ceases to hold any Registrable Securities and (b) the date all Registrable Securities held by each of the Investors may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for Lilium to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable). Each Investor agrees to disclose, on a confidential basis, its ownership of Lilium securities to Lilium upon request to assist Lilium in making the determination described above. The period of time during which Lilium is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

(ii)            during the Registration Period, advise the Investors, as expeditiously as possible (and within no later than three (3) business days):

(1)            when a Registration Statement or any amendment thereto has been filed with the SEC;

(2)            after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3)            of the receipt by Lilium of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4)            subject to the provisions in this Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, Lilium shall not, when so advising the Investors of such events, provide the Investors with any material, nonpublic information regarding Lilium other than to the extent that providing notice to the Investors of the occurrence of the events listed in (1) through (4) above may constitute material, nonpublic information regarding Lilium;

(iii)           during the Registration Period, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv)          during the Registration Period, upon the occurrence of any event contemplated in Section 7(b)(ii)(4) above, except for such times as Lilium is permitted by Section 7(c) of this Agreement to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, Lilium shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to Investors of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)           during the Registration Period, use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange or market, if any, on which the Registrable Securities have been listed;

(vi)          during the Registration Period, use its commercially reasonable efforts to allow each Investor to review, prior to the filing thereof, disclosure regarding such Investor in any Registration Statement and shall afford each Investor a reasonable opportunity to review and comment on such disclosure, which comments Lilium shall in good faith consider and use its reasonable best efforts to incorporate;

(vii)         during the Registration Period, file a Form 6-K by the date that is nine months after the end of Lilium’s fiscal year including six-months consolidated interim financial statements (which may be unaudited), containing appropriate explanatory notes, which shall be incorporated by reference into the Registration Statement if the Registration Statement is filed on a form that permits such incorporation by reference; and

(viii)        during the Registration Period, otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by any Investor, consistent with the terms of this Agreement, in connection with the registration of the Registrable Securities.

(c)            Notwithstanding anything to the contrary in this Agreement, Lilium shall be entitled to delay the filing or effectiveness of, or suspend the use of, a Registration Statement if (i) it reasonably determines that in order for such Registration Statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that at that time could not otherwise be included in a current, quarterly, or annual report under the Exchange Act, or (ii) the negotiation or consummation of a transaction by Lilium or its Subsidiaries is pending or an event has occurred, which negotiation, consummation or event Lilium’s board of directors reasonably believes, upon the advice of outside legal counsel, would require additional disclosure by Lilium in such Registration Statement of material information that Lilium has a bona fide business purpose for keeping confidential and the non-disclosure of which in such Registration Statement would be expected, in the reasonable determination of Lilium’s board of directors, upon the advice of outside legal counsel, to cause such Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that Lilium may not delay or suspend any Registration Statement on more than two occasions or for more than forty-five (45) consecutive calendar days, or more than ninety (90) total calendar days in each case during any twelve-month period. Lilium shall not, when advising each Investor of such Suspension Event, provide such Investor with any material, non-public information regarding Lilium other than to the extent that providing notice to such Investor of the occurrence of the Suspension Event might constitute material, non-public information regarding Lilium. Upon receipt of any written notice from Lilium of the happening of any Suspension Event during the period that such Registration Statement is effective or if as a result of a Suspension Event such Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, each Investor agrees as to itself that (i) it will immediately discontinue offers and sales of the Registrable Securities under such Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144 or other applicable exemption from registration) until it receives copies of a supplemental or amended prospectus (which Lilium agrees to promptly prepare and provide) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Lilium that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by Lilium unless otherwise required by law or subpoena. If so directed by Lilium, each Investor will deliver to Lilium or, in such Investor’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in such Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (a) to the extent such Investor is required to retain a copy of such prospectus (1) to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide preexisting document retention policy or (b) to copies stored electronically on archival servers as a result of automatic data back-up. Any Investor may deliver written notice (an “Opt-Out Notice”) to Lilium requesting that such Investor not receive notices from Lilium otherwise required by this Section 7(c); provided, however, that such Investor may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from any Investor (unless subsequently revoked), (i) Lilium shall not deliver any such notices to such Investor and such Investor shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to such Investor’s intended use of an effective Registration Statement, such Investor will notify Lilium in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 7(c)) and the related suspension period remains in effect, Lilium will so notify such Investor, within one (1) business day of such Investor’s notification to Lilium, by delivering to such Investor a copy of such previous notice of Suspension Event, and thereafter will provide such Investor with the related notice of the conclusion of such Suspension Event promptly following its availability.

(d)            Indemnification.

(i)             Notwithstanding any termination of this Agreement, Lilium agrees to indemnify, to the extent permitted by law, each Investor (to the extent a seller under any Registration Statement), its directors, officers, partners, managers, members, stockholders, advisers, agents, representatives, affiliates and each person who controls each such Investor (within the meaning of the Securities Act) and the directors, officers, partners, managers, members, stockholders, advisers, agents, representatives, affiliates of each such controlling person, to the extent permitted by law, against all losses, claims, damages, liabilities and reasonable and documented out of pocket costs and expenses (including reasonable and documented attorneys’ fees of one law firm (and one firm of local counsel)) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are directly caused by or contained in any information or affidavit so furnished in writing to Lilium by or on behalf of such Investor expressly for use therein.

(ii)            In connection with any Registration Statement in which an Investor is participating, such Investor shall furnish (or cause to be furnished) to Lilium in writing such information and affidavits as Lilium reasonably requests for use in connection with any such Registration Statement or Prospectus (to the extent required by applicable securities laws to be disclosed in such Registration Statement) and, to the extent permitted by law, shall indemnify Lilium, its directors and officers and each person or entity who controls Lilium (within the meaning of the Securities Act) and their directors and officers against any losses, claims, damages, liabilities and reasonable and documented out of pocket costs and expenses (including, without limitation, reasonable and documented outside attorneys’ fees of one law firm (and one firm of local counsel)) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information or affidavit so furnished in writing by or on behalf of such Investor expressly for use therein; provided, however, that the liability of such Investor shall be several and not joint with any other Investor or other selling stockholder named in such Registration Statement and shall be in proportion to and limited to the net proceeds received by such Investor from the sale of Registrable Securities giving rise to such indemnification obligation.

(iii)           Any person or entity entitled to indemnification herein shall (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (b) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv)          The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.

(v)           If the indemnification provided under this Section 7(d) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of such Investor shall be limited to the net proceeds received by such Investor from the sale of Registrable Securities giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 7(d)(i), (ii) and (iii) above, any reasonable, documented, and out of pocket legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(d)(v) from any person or entity who was not guilty of such fraudulent misrepresentation.

(e)            Subject to receipt from such Investor by Lilium and its transfer agent (the “Transfer Agent”) of customary representations and other documentation reasonably acceptable to Lilium and the Transfer Agent in connection therewith, and, if required by the Transfer Agent, an opinion of Lilium’s counsel (which opinion shall be obtained at Lilium’s expense), in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, such Investor may request that Lilium remove any legend from the certificate(s) representing or the book-entry position evidencing the Securities within two (2) business days of such request and receipt of such representations and other documentation reasonably acceptable to Lilium and the Transfer Agent, following the earliest of such time as the Securities (i) are subject to and eligible to be sold or transferred pursuant to an effective registration statement or (ii) have been or are about to be sold pursuant to Rule 144. If restrictive legends are no longer required for the Securities pursuant to the foregoing, Lilium shall, in accordance with the provisions of this section and reasonably promptly following any request therefor from such Investor accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for the Securities. Lilium shall be responsible for the fees of the Transfer Agent associated with such issuance.

8.            Termination. This Agreement may be terminated by any Investor, as to such Investor’s obligations hereunder only and without any effect whatsoever on the obligations between Lilium and the other Investors, and be void and of no further force and effect with respect to such Investor, by written notice to Lilium, if the Closing has not been consummated, through no fault of such Investor, within twenty-five (25) calendar days from the date hereof, or, in the case of any Closing that is delayed at Lilium’s option pursuant to Section 2(a), by July 30, 2024; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. Upon the termination of this Agreement with respect to any Investor in accordance with this Section 8, any monies paid by such Investor to Lilium in connection herewith shall be promptly (and in any event within one (1) business day after such termination) returned to such Investor.

9.            Other Agreements of the Parties.

(a)            As of the date hereof, Lilium has reserved, and shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of Class A Ordinary Shares for the purpose of enabling Lilium to issue the Shares as well as the Warrant Shares upon exercise of the Warrants in accordance with its terms set forth in Exhibit B hereto (such number, the “Reserved Securities”), provided, however, that the Reserved Securities need not include an amount necessary for the issuance of Shares that are subject to any Delayed Closing as contemplated by Section 2(a) of this Agreement nor an amount necessary for the issuance of Warrant Shares that are subject to the Additional Authorization. In the case of any Shares subject to a Delayed Closing, the Reserved Securities shall be increased as soon as practicable after the effectiveness of the Supplemental Authorization and in any event no later than one (1) business day prior to such Delayed Closing. In the case of the Warrant Shares, the Reserved Securities shall be increased no later than one (1) business day after the effectiveness of the Additional Authorization.

(b)           Prior to the Closing Date, Lilium shall prepare and file with Nasdaq an additional shares listing application covering all of the Shares and Warrant Shares. On the Closing Date, the Shares shall be listed on Nasdaq; and Lilium shall use its best efforts to cause the Warrant Shares, when issued, to be listed on Nasdaq or such other securities exchange on which the Shares are then listed for trading.

(c)            Lilium, on or before the Closing Date, shall take such action as Lilium shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Investors at the Closing, pursuant to this Agreement and the Warrants under applicable securities or blue sky laws of the states of the United States (or to obtain an exemption from such qualification), and, if requested by an Investor, shall provide evidence of any material action so taken to such Investor on or prior to the Closing Date. Lilium shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or blue sky laws of the states of the United States following the Closing Date.

(d)           Except as expressly set forth herein to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of their respective obligations under the Transaction Documents.

(e)            At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary to consummate the purchase and sale of the Securities as contemplated by the Transaction Documents.

(f)             Lilium will use reasonable best efforts to obtain the Additional Authorization as soon as practicable.

10.           Miscellaneous.

(a)            Neither this Agreement nor any rights that may accrue to each Investor hereunder (other than the Securities acquired hereunder, if any) may be transferred or assigned provided that each Investor may assign its rights and obligations under this Agreement to one or more of its affiliates or to another investment fund or account managed or advised by the investment manager who acts on behalf of such Investor or an affiliate thereof; provided that no such assignment shall relieve such Investor of its obligations hereunder.

(b)            Lilium may request from each Investor such additional information as Lilium may deem necessary to evaluate the eligibility of such Investor to acquire the Securities and in connection with the inclusion of the Securities in any Registration Statement, and such Investor shall provide such information as may be required to facilitate such evaluation, to the extent permissible under applicable law, readily available and consistent with its internal policies and procedures; provided that Lilium agrees to keep any such information confidential, other than as (i) necessary to include in any Registration Statement, or (ii) may be required by applicable law, rule, regulation or in connection with any legal proceeding or regulatory request (in which case Lilium shall provide notice to the applicable Investor and shall use commercially reasonable efforts to secure confidential treatment of any such information). Each Investor acknowledges that, to the extent required by applicable law or otherwise agreed in writing with the Investors party hereto, Lilium may file a form of this Agreement with the SEC as an exhibit to an Exchange Act report or a registration statement of Lilium.

(c)            Each Investor acknowledges that Lilium will rely on the acknowledgments, understandings, agreements, representations and warranties of such Investor contained in Section 5 of this Agreement. Prior to the Closing, each Investor agrees to promptly notify Lilium if any of the acknowledgments, understandings, agreements, representations and warranties of such Investor set forth herein (i) are no longer accurate and (ii) are not expected to be accurate as of immediately prior to the Closing. Each Investor acknowledges and agrees that the Placement Agents will rely on the representations and warranties of such Investor contained in Section 5 of this Agreement.

(d)           Lilium, the Placement Agents and each Investor are each irrevocably authorized to produce this Agreement or a copy hereof to any interested party to the extent required in connection with any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e)            All of the representations and warranties contained in this Agreement shall survive the Closing. All of the covenants and agreements made by each party hereto in this Agreement shall survive the Closing until the applicable statute of limitations, or in accordance with their respective terms.

(f)            This Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 8 above) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and third party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(g)            The Transaction Documents (including the exhibits and schedules thereto) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter thereof except, with respect to each Investor, any non-disclosure or confidentiality or similar agreement between Lilium and such Investor. Except as set forth in Section 7(d), Section 10(c) and Section 10(d) hereof with respect to the persons referenced therein, the Transaction Documents shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(h)            Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i)             If any provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j)             This Agreement may be executed in one or more counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement. Each party agrees that the electronic signatures of the parties included in this Agreement are intended to authenticate this writing and to have the same force and effect as manual signatures. “Electronic signature” means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures, pursuant to the New York Electronic Signatures and Records Act, as amended from time to time.

(k)            The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(l)             The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties acknowledge and agree that this Section 10(l) is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Agreement.

(m)           THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THE TRANSACTION DOCUMENTS AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED THEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THE TRANSACTION DOCUMENTS OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 13 OF THIS AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE.

(n)            EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10(n).

11.           Non-Reliance and Exculpation. Each Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of Lilium expressly contained in Section 4, Section 9(a) and Section 12 of this Agreement, in making its investment or decision to invest in Lilium. Each Investor acknowledges and agrees that none of (i) any other Investor pursuant to the Transaction Documents or any other Agreement related to the private placement of the Securities (including such Investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, or (iii) any affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of Lilium shall be liable to such Investor, or to any other Investor, pursuant to the Transaction Documents or any other agreement related to the private placement of the Securities, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.

12.           Press Releases. Lilium may, on or around 4:00 p.m. New York City time on the date hereof, issue one or more press releases or furnish or file with the SEC a current report on Form 6-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, the transactions contemplated hereby and all material terms thereof. Prior to the issuance, furnishing or filing of the Disclosure Document, the parties shall keep the transactions contemplated hereby confidential, and no party shall make any public announcement regarding the transactions contemplated hereby. From and after the disclosure of the Disclosure Document, to the knowledge of Lilium, except as noted above, no Investor shall be in possession of material, non-public information received from Lilium or its officers, directors, employees or agents in connection with this Agreement or the transactions contemplated hereby (provided that, for the avoidance of doubt, any material non-public information any Investor may have received pursuant to a separate non-disclosure or confidentiality agreement with Lilium will remain confidential and such related agreements will remain in full force and effect in accordance with their respective terms). All press releases or other public communications relating to the transactions contemplated hereby between Lilium and the Investors, and the method of the release for publication thereof, shall be subject to the prior written approval of (i) Lilium, and (ii) to the extent such press release or public communication references any Investor or its affiliates or investment advisers by name, such Investor. The restriction in this Section 12 shall not apply to any public announcement from and after the date of the Disclosure Document to the extent the public announcement is required by applicable securities law, any governmental authority or stock exchange rule; provided, that in such an event, the applicable party shall use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing.

13.           Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to an Investor, to the address provided on such Investor’s signature page hereto.

If to Lilium, to:

Lilium N.V.
c/o Lilium Aviation Inc. 2385 N.W. Executive Center Drive, Suite 300 Boca Raton, Florida 33431 Attention: Roger Franks
Email: roger.franks@lilium.com

with copies (which shall not constitute notice), to:

Freshfields Bruckhaus Deringer US LLP

3 World Trade Center

175 Greenwich Street, 51st Floor
New York, NY 10007

Attention: Valerie Ford Jacob

Email: valerie.jacob@freshfields.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

14.           For the avoidance of doubt, all obligations of any Investor hereunder are separate and several from the obligations of any other Investor. The decision of any Investor to purchase the Securities pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of Lilium or any of its Subsidiaries which may have been made or given by any other Investor or by any agent or employee of any other Investor, and none of the Investor nor any of their respective agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any other agreement, and no action taken by any Investor pursuant hereto, shall be deemed to constitute any Investor and any other Investor as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that any Investor and any other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and no other Investor will be acting as agent of any other Investor in connection with monitoring its investment in the Securities or enforcing its rights under this Agreement. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

[SIGNATURE PAGES FOLLOW]

In Witness Whereof, Lilium N.V. has accepted this Agreement as of the date set forth hereinabove.

LILIUM N.V.

By:
Name:
Title:

[Signature Page to PIPE Securities Purchase Agreement]

IN WITNESS WHEREOF, the Investor named below has executed or caused this Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

Signature:
Name:
Title:

Name in which Securities are to be registered (if different):	Date:

EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Country, Zip/Postal Code:	City, State, Country, Zip/Postal Code:

Attention:	Attention:

Telephone No.:	Telephone No.:
Email:	Email:

Aggregate Purchase Amount: $[•]

In respect of _______________________________, for purposes of Section 10(a), affiliates shall mean any Person who directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Investor, or in case of an investment fund, its investment manager and/or advisor or an investment fund that is managed and/or advised by an entity that is under common Control with one of the foregoing whereby “Control” means, in relation to any Person, (i) direct, indirect or beneficial ownership of the majority of the voting rights and/or capital interests in such Person, (ii) the power, directly or indirectly, to designate, nominate or remove more than half of the members of the board of directors, management board, supervisory board or similar corporate body of such Person, and/or (iii) the power, directly or indirectly, whether by contract or otherwise, to direct or cause the direction of the management, the affairs, the policies and/or investment decisions of such Person and the terms “Controlled” and “Controlling” have meanings correlative thereto and “Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, investment fund, foundation or other similar entity, whether or not a legal entity.

[Signature Page to PIPE Securities Purchase Agreement]

EXHIBIT A

CLOSING SCHEDULE

Investor	Number of Class A Ordinary Shares	Purchase Price Per Class A Ordinary Share	Number of Class A Ordinary Shares Represented by Warrants	Aggregate Purchase Price for Class A Ordinary Shares

Total

EXHIBIT B

FORM OF PIPE WARRANT

SCHEDULE A

ELIGIBILITY REPRESENTATIONS

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

**OR**

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs)
1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”
2.	☐ We are not a natural person.
Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to such Investor and under which such Investor accordingly qualifies as an “accredited investor.”
☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;
☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;
☐	Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;
☐	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;
☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person;
☐	Any entity not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;
☐

Any “family office,” as defined in rule 202(a)(11)(G)–1 under the Investment Advisers Act of 1940:

•      with assets under management in excess of $5,000,000;

•      that is not formed for the specific purpose of acquiring the securities offered, and

•      whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐	Any “family client,” as defined in rule 202(a)(11)(G)–1 under the Investment Advisers Act of 1940, of a family office meeting the requirements in Rule 501(a)(12) and whose prospective investment in the issuer is directed by such family office pursuant to Rule 501(a)(12)(iii); or
☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

This page should be completed by Investor and constitutes a part of the Agreement.

SCHEDULE B

ACCREDITED INVESTOR QUESTIONNAIRE

The purpose of this “Questionnaire” is to determine whether you are an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”).

☐	The undersigned certifies that he, she or it is an “accredited investor” as that term is defined in Rule 501(a) under the Act by virtue of being at least one of the following (CHECK ALL THAT ARE APPLICABLE):
QUESTIONNAIRE FOR INDIVIDUALS
	☐	An individual with a net worth, or a joint net worth together with his or her spouse, in excess of $1,000,000. (In calculating net worth, you may include equity in personal property, equity in real estate other than your primary residence, cash, short term investments, stock and securities. Equity in personal property and real estate (excluding your primary residence) should be based on the fair market value of such property minus debt secured by such property. In addition, any indebtedness secured by your primary residence in excess of the value of the home should be deducted from your net worth.)
	☐	An individual that had an individual income in excess of $200,000 in each of the prior two years and reasonably expects an income in excess of $200,000 in the current year. (In calculating net income, you may include earned income and other ordinary income, such as interest, dividends and royalties.)
	☐	An individual that had with his/her spouse joint income in excess of $300,000 in each of the prior two years and reasonably expects joint income in excess of $300,000 in the current year. (In calculating net income, you may include earned income and other ordinary income, such as interest, dividends and royalties.)
	☐	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the U.S. Securities and Exchange Commission has designated as qualifying an individual for accredited investor status.
QUESTIONNAIRE FOR CORPORATIONS, PARTNERSHIPS, BUSINESS TRUSTS, LIMITED LIABILITY COMPANIES AND OTHER ENTITIES (EXCLUDING TRUSTS)
	☐	A corporation, Massachusetts or similar business trust, partnership, limited liability company or an organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the equity interests offered, with total assets in excess of $5,000,000.
	☐	Any entity not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000.
	☐	An entity (other than a trust) in which all of the equity owners are accredited investors.

QUESTIONNAIRE FOR TRUSTS
	☐	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the equity interests offered, whose purchase is directed by a sophisticated person. (As used in the foregoing sentence, a “sophisticated person” is one who has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment.)
	☐	A revocable grantor trust in which each grantor is a natural person who is an accredited investor.
QUESTIONNAIRE FOR BANKS OR SAVINGS & LOANS
	☐	A bank as defined in Section 3(a)(2) of the Act or a savings and loan association or other institution referenced in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity.
QUESTIONNAIRE FOR INSURANCE COMPANIES
	☐	An insurance company as defined in Section 2(a)(13) of the Act.
QUESTIONNAIRE FOR BUSINESS DEVELOPMENT COMPANIES
	☐	A private business development company as defined in Section 202(a)(22) of the Advisers Act.
	☐	A business development company as defined in Section 2(a)(48) of the 1940 Act.
QUESTIONNAIRE FOR BROKER-DEALERS
	☐	A broker or dealer registered pursuant to Section 15 of the Exchange Act.
QUESTIONNAIRE FOR INVESTMENT COMPANIES
	☐	An investment company registered under the 1940 Act.
	☐	A Small Business Investment Company licensed by the Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.
QUESTIONNAIRE FOR FAMILY OFFICES
☐

Any “family office,” as defined in rule 202(a)(11)(G)–1 under the Investment Advisers Act of 1940:

•      with assets under management in excess of $5,000,000;

•      that is not formed for the specific purpose of acquiring the securities offered, and

•      whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

	☐	Any “family client,” as defined in rule 202(a)(11)(G)–1 under the Investment Advisers Act of 1940, of a family office meeting the requirements in Rule 501(a)(12) and whose prospective investment in the issuer is directed by such family office pursuant to Rule 501(a)(12)(iii).
☐	The undersigned is not an “accredited investor.”

If an individual:	If an entity:

Entity name:

By:		By:
	Printed Name:		Printed Name:
	Date:		Title:
Date: